Exhibit 107

Calculation of Filing Fee Tables

S-8

Netskope, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share - To be issued under the 2025 Equity Incentive Plan	Other	38,210,000	$ 19.00	$ 725,990,000	0.0001531	$ 111,149.07
2	Equity	Class A Common Stock, par value $0.0001 per share - To be issued under the 2025 Employee Stock Purchase Plan	Other	7,650,000	$ 16.15	$ 123,547,500	0.0001531	$ 18,915.13
3	Equity	Class A Common Stock, par value $0.0001 per share - Outstanding under the 2012 Stock Incentive Plan (Stock Options)	Other	46,041,638		$ 0.00	0.0001531	$ 0.00
4	Equity	Class B Common Stock, par value $0.0001 per share - Outstanding under the 2012 Stock Incentive Plan (Stock Options)	Other	46,041,638	$ 5.10	$ 234,812,353.80	0.0001531	$ 35,949.78
5	Equity	Class A Common Stock, par value $0.0001 per share - Outstanding under the 2022 Stock Incentive Plan (Stock Options)	Other	6,396,728		$ 0.00	0.0001531	$ 0.00
6	Equity	Class B Common Stock, par value $0.0001 per share - Outstanding under the 2022 Stock Incentive Plan (Stock Options)	Other	6,396,728	$ 11.00	$ 70,364,008.00	0.0001531	$10,772.73
7	Equity	Class A Common Stock, par value $0.0001 per share - Outstanding under the 2022 Stock Incentive Plan (RSUs)	Other	52,676,716		$ 0.00	0.0001531	$ 0.00
8	Equity	Class B Common Stock, par value $0.0001 per share - Outstanding under the 2022 Stock Incentive Plan (RSUs)	Other	52,676,716	$ 19.00	$ 1,000,857,604	0.0001531	$ 153,231.30
Total Offering Amounts:						$ 2,155,571,465.80		$ 330,018.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 330,018.01

Offering Note

1.a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Netskope, Inc.'s (the "Registrant") Class A common stock or Class B common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A common stock or Class B common stock.

1.b. Represents shares of Class A common stock reserved for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"). The number of shares of Class A common stock available for issuance under the 2025 Plan will be increased by any shares of Class B common stock subject to awards granted under the 2012 Stock Incentive Plan (the "2012 Plan") and 2022 Stock Incentive Plan (the "2022 Plan") that, on or after the effective date of the registration statement relating to the Registrant’s initial public offering (the “Registration Date”), expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations (which includes, for the avoidance of doubt, shares withheld on or after the Registration Date to satisfy tax withholding obligations with respect to the restricted stock units ("RSUs") vesting on the Registration Date), or are forfeited to or repurchased by the Registrant due to failure to vest, subject to the maximum limit set forth in the 2025 Plan. The maximum number of shares of Class A common stock that can be added to the 2025 Plan from the 2012 Plan and 2022 Plan is 105,800,420. See footnotes 4.a., 6.a., and 8.a. below.

1.c. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $19.00 as set forth on the cover page of the Registrant’s prospectus filed on September 18, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-289786).

2

See note 1.a. above.

2.a. Represents shares of Class A common stock reserved for issuance under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") as of the date of this Registration Statement.

2.b. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant's Class A common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP.

See notes 1.a. above.

3.a. Represents shares of the Registrant's Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable pursuant to stock options outstanding under the 2012 Plan as of the date of this Registration Statement.

3.b. Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of the shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

4

See notes 1.a. and 1.b. above.

4.a. Represents shares of the Registrant's Class B common stock reserved for issuance pursuant to stock options outstanding under the 2012 Plan as of the date of this Registration Statement. Any shares of Class B common stock that are subject to awards under the 2012 Plan that are forfeited or repurchased due to failure to vest, lapse unexercised, or are tendered or withheld to pay the exercise price or satisfy tax obligations of an award following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan.

4.b. Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.10 per share, which is the weighted average exercise price of stock option awards outstanding under the 2012 Plan as of the date of this Registration Statement.

See note 1.a. above.

5.a. Represents shares of the Registrant's Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable pursuant to stock options outstanding under the 2022 Plan as of the date of this Registration Statement.

5.b. Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of the shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

See notes 1.a. and 1.b. above.

6.a. Represents shares of the Registrant's Class B common stock reserved for issuance pursuant to stock options outstanding under the 2022 Plan as of the date of this Registration Statement. Any shares of Class B common stock that are subject to awards under the 2022 Plan that are forfeited or repurchased due to failure to vest, lapse unexercised, or are tendered or withheld to pay the exercise price or satisfy tax obligations of an award following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan.

6.b. Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.00 per share, which is the weighted average exercise price of stock option awards outstanding under the 2022 Plan as of the date of this Registration Statement.

7

See note 1.a. above.

7.a. Represents shares of the Registrant's Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable pursuant to restricted stock units outstanding under the 2022 Plan as of the date of this Registration Statement.

7.b. Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of the shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

See notes 1.a., 1.b. and 1.c. above.

8.a. Represents shares of the Registrant's Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2022 Plan as of the date of this Registration Statement. Any shares of Class B common stock that are subject to awards under the 2022 Plan that are forfeited or repurchased due to failure to vest, lapse, or are withheld to satisfy tax obligations of an award following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan.